UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2023

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on January 30, 2023, Nine Energy Service, Inc. (the “Company”) completed its public offering (the “Offering”) of 300,000 units with an aggregate stated amount of $300,000,000 (the “Units”). Each Unit consists of $1,000 principal amount of the Company’s 13.000% Senior Secured Notes due 2028 (collectively, the “Notes”) and five shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (collectively, the “Shares”).

The Units, Notes and Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-268999) filed by the Company and certain of its subsidiaries with the Securities and Exchange Commission (the “SEC”) on December 23, 2022. The material terms of the Units and Notes are summarized below as well as in the Company’s prospectus supplement dated January 19, 2023 and filed with the SEC on January 23, 2023.

The Unit Agreement and the Units

On January 30, 2023, the Company entered into a Unit Agreement, dated as of January 30, 2023 (the “Unit Agreement”), with U.S. Bank Trust Company, National Association, as trustee for the Units (in such capacity, the “Units Trustee”) and as trustee for the Notes (in such capacity, the “Notes Trustee”) under the Indenture (as defined below), pursuant to which the Units were issued. As provided in the Unit Agreement, each Unit will be separated into its constituent securities (i.e., Notes and Shares) automatically on October 27, 2023 or, if earlier, on the date, if any, on which a Change of Control or Event of Default (each as defined in the Indenture) occurs.

Also as provided in the Unit Agreement, a holder of Units may elect to separate its Units into its constituent securities, in whole but not in part, by delivering the applicable notice to the Units Trustee, on or after March 31, 2023. Prior to such date, the Units may not be separated at the option of the holder. Once a Unit has been separated into its constituent securities at the option of a holder, it cannot be recreated.

Prior to separating the Units, a holder thereof will not be able to participate in any redemption or repurchase of Notes, and holders of Notes must have separated their Units prior to the date of any notice of redemption or any offer to repurchase commencement date in order to participate in such redemption or repurchase.

Holders of Units are entitled to the rights of a holder of Common Stock, including, without limitation, the right to vote and consent to or receive notice as a stockholder.

The foregoing description of the Unit Agreement is not complete and is qualified in its entirety by reference to the Unit Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Indenture and the Notes

On January 30, 2023, the Company and certain of its subsidiaries entered into an Indenture, dated as of January 30, 2023 (the “Indenture”), with U.S. Bank Trust Company, National Association, as the Notes Trustee and as notes collateral agent (in such capacity, the “Notes Collateral Agent”), pursuant to which the Notes, which form a part of the Units, were issued. Capitalized terms used, but not defined, under this “The Indenture and the Notes” heading have the meanings given to them in the Indenture.

The Notes are the Company’s senior secured obligations and are guaranteed on a senior secured basis (the “Guarantees”) by each of the Company’s current domestic subsidiaries and by certain future subsidiaries (collectively, the “Guarantors”), in each case, subject to agreed guaranty and security principles and certain exclusions. The Notes and the Guarantees are secured by (i) first-priority liens, subject to permitted liens, on substantially all of the property and assets of the Company and the Guarantors (other than Excluded Assets and ABL Priority Collateral), including, but not limited to, equity interests of each subsidiary owned directly by the Company or any Guarantor, all Intellectual Property Collateral and Material Real Property held by the Company or the Guarantors (“Notes Priority Collateral”), and (ii) second-priority liens, subject to permitted liens, on the ABL Priority Collateral (which generally includes most of the Company’s and its subsidiaries’ accounts receivable, inventory, pledged deposit accounts and related assets). The Notes Priority Collateral secures the Company’s revolving credit facility (the “Credit Facility”) on a second-priority basis, and the ABL Priority Collateral secures the Credit Facility on a first-priority basis. The relative priorities of the security interests in the Notes Priority Collateral and the ABL Priority Collateral and certain other matters related to the administration of security interests in such Collateral are governed by the Intercreditor Agreement, dated as of January 30, 2023, by and among the Company, the Guarantors, the Notes Collateral Agent and the collateral agent under the Credit Facility. So long as first-priority liens on the ABL Priority Collateral are outstanding, holders of the Notes, with certain exceptions, will not be entitled to enforce their security interest under their second-priority lien on the ABL Priority Collateral. In addition, the holders of the Notes have waived certain rights normally applicable to creditors in bankruptcy with respect to the ABL Priority Collateral.

The Notes will mature on February 1, 2028. The Notes bear interest at the rate of 13.000% per annum, payable in cash semi-annually in arrears on each of February 1 and August 1, commencing August 1, 2023.

Prior to February 1, 2026, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100.0% of the principal amount of the Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, prior to February 1, 2026, the Company may, from time to time, redeem up to 35.0% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 113.0% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that at least 65.0% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. Also, prior to February 1, 2026, the Company may redeem, during each 12-month period beginning on January 30, 2023, up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103.0% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On and after February 1, 2026, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, if redeemed during the periods indicated:

Redemption Price
February 1, 2026 to January 31, 2027	106.500%
February 1, 2027 to October 31, 2027	103.250%
November 1, 2027 and thereafter	100.000%

On each Excess Cash Flow Offer Date (which is each May 15 and November 14, commencing November 14, 2023), the Company is required to make an offer to all holders of Notes and, if required by the terms of any Pari Passu Notes Lien Indebtedness, to any holders of any Pari Passu Notes Lien Indebtedness to purchase, prepay or redeem, together on a pro rata basis, the maximum principal amount of Notes and any such Pari Passu Notes Lien Indebtedness (plus all accrued interest (including additional interest, if any) on the Notes and any such Pari Passu Notes Lien Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed using an amount of cash equal to the Excess Cash Flow Amount (which is 75.0% of Excess Cash Flow, as determined immediately prior to the Excess Cash Flow Offer Date), if any, subject to certain exceptions set forth in the Indenture. The offer price in any Excess Cash Flow Offer will be equal to 100% of the principal amount of Notes and any such Pari Passu Notes Lien Indebtedness (or, in respect of any such Pari Passu Notes Lien Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Notes Lien Indebtedness), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of holders of Notes or any such Pari Passu Notes Lien Indebtedness on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, prepayment or redemption, and will be payable in cash.

If the Company experiences certain changes of control, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101.0% of the principal amount of such Notes, plus any accrued but unpaid interest, if any, to, but excluding, the date of repurchase.

Prior to separating the Units into its constituent securities (i.e., Notes and Shares), a holder thereof will not be able to participate in any redemption or repurchase of Notes, and holders of Notes must have separated their Units prior to the date of any notice of redemption or any offer to repurchase commencement date in order to participate in such redemption or repurchase.

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions of capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting its subsidiaries’ ability to pay dividends; or (x) consolidate, merge or sell all or substantially all of its assets.

Upon an Event of Default, the Notes Trustee or the holders of at least 25.0% in aggregate principal amount of then outstanding Notes may declare the Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding Notes to become due and payable.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on January 17, 2023, the Company delivered a conditional notice of full redemption to the holders of its outstanding 8.750% Senior Notes due 2023 (the “2023 Senior Notes”), informing such holders that the Company will redeem all of the 2023 Senior Notes on February 1, 2023 (the “Redemption Date”) at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the Company having issued at least $300 million of units, with each unit consisting of $1,000 principal amount of senior secured notes and shares of Common Stock, prior to the Redemption Date (the “Condition”). The completion of the Offering on January 30, 2023 satisfied the Condition, and on January 30, 2023, the Company deposited the net proceeds from the Offering with the trustee of the 2023 Senior Notes (the “2023 Senior Notes Trustee”) as trust funds. Together with funds previously deposited with the 2023 Senior Notes Trustee as trust funds, such deposit was sufficient to pay and discharge all of the outstanding 2023 Senior Notes. Also on January 30, 2023, in connection with such deposit, the Company irrevocably instructed the 2023 Senior Notes Trustee to apply the trust funds toward the payment of the 2023 Senior Notes on the Redemption Date and elected to discharge the Indenture, dated as of October 25, 2018 (the “2023 Senior Notes Indenture”), which governs the 2023 Senior Notes. The 2023 Senior Notes Trustee acknowledged such discharge on January 30, 2023. As a result, the Company and the guarantors of the 2023 Senior Notes have been released from their remaining obligations under the 2023 Senior Notes Indenture. On February 1, 2023, all of the outstanding 2023 Senior Notes were redeemed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

In connection with the redemption of the 2023 Senior Notes, the Company borrowed approximately $34.3 million under the Credit Facility to fund a portion of the redemption price of the 2023 Senior Notes.

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release with respect to the redemption of all of the outstanding 2023 Senior Notes, the completion of the Offering and the ABL Facility Amendment (as defined below). A copy of the press release is attached hereto as Exhibit 99.1.

The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 8.01	Other Events.

As previously disclosed, on January 17, 2023, the Company and certain of its subsidiaries entered into the First Amendment to Credit Agreement (the “ABL Facility Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lender parties thereto, which amends certain terms of the Credit Agreement, dated as of October 25, 2018, which governs the Credit Facility.

The ABL Facility Amendment became effective on January 30, 2023. Pursuant to the ABL Facility Amendment, among other things, the maturity date of the Credit Facility has been extended from October 25, 2023 to January 29, 2027. For additional information regarding the ABL Facility Amendment, please refer to the Current Report on Form 8-K filed by the Company on January 18, 2023, which includes a copy of the ABL Facility Amendment as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Unit Agreement, dated as of January 30, 2023, by and among Nine Energy Service, Inc. and U.S. Bank Trust Company, National Association, as units trustee (including Form of Unit Certificate).

4.2	Indenture, dated as of January 30, 2023, by and among Nine Energy Service, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent (including Form of Note).

99.1	Nine Energy Service, Inc. press release dated February 1, 2023.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2023	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Senior Vice President and General Counsel